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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Newtek Business Services Corp.
(Exact name of registrant as specified in its charter)

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Maryland	46-3755188
(Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

4800 T-Rex Avenue, Suite 120 Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.50% Notes due 2026	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-237974

Securities to be registered pursuant to Section 12(g) of the Act: None
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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant’s Securities to be Registered

This Form 8-A is being filed in connection with Newtek Business Services Corp.’s, a Maryland corporation (the “Registrant”), offering of its 5.50% Notes due 2026 (the “Notes”). The Notes are expected to be listed on the Nasdaq Global Market and to trade thereon within 30 days of the original issue date under the trading symbol “NEWTZ.” As of January 22, 2021, the Registrant had sold and issued $115,000,000 in aggregate principal amount of the Notes, including $15,000,000 in aggregate principal amount sold pursuant to a fully-exercised overallotment option.

The description of the Notes is incorporated herein by reference to (i) the information set forth under the heading “Description of Our Debt Securities” in the Registrant’s Prospectus included in its Registration Statement on Form N-2 (Registration No. 333-237974) as filed with the Securities and Exchange Commission (the “SEC”) on June 8, 2020 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information under the headings “Specific Terms of the Notes and the Offering” and “Description of Notes” in the Registrant’s Prospectus Supplement dated January 14, 2021, as filed with the SEC on January 15, 2021 pursuant to Rule 424(b)(2) under the Securities Act. The foregoing descriptions are incorporated herein by reference.

Item 2.     Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1
Amended and Restated Articles of Incorporation of Newtek (Incorporated by reference to Exhibit A to Newtek’s Pre-Effective Amendment No. 3 to its Registration Statement on Form N-2, No. 333-191499, filed November 3, 2014).

3.2	Bylaws of Newtek (Incorporated by reference to Exhibit 2 to Newtek’s Registration Statement on Form N-14, No. 333-195998, filed September 24, 2014).

4.1
Base Indenture, dated as of September 23, 2015, between Newtek, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit D.2 to Newtek’s Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2, No. 333-204915, filed September 23, 2015).

4.2
Third Supplemental Indenture, relating to the 6.25% Notes due 2023 dated as of February 21, 2018, between the Registrant, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit d.8 to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-2 (Registration No. 333-212436), filed February 21, 2018).

4.3
Fourth Supplemental Indenture, relating to the 5.75% Notes due 2024, dated as of July 29, 2019, between the Registrant, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit d.8 to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-2 (Registration No. 333-224976), filed July 29, 2019).

4.4
Fifth Supplemental Indenture, relating to the 6.85% Notes due 2025, dated as of November 27, 2020, between the Registrant, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to the Company’s current report on Form 8-K, filed November 27, 2020).

4.5
Sixth Supplemental Indenture, relating to the 6.85% Notes due 2025, dated as of January 6, 2021, between the Registrant, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.3 to the Company’s current report on Form 8-K, filed January 6, 2021).

4.6
Seventh Supplemental Indenture, relating to the 5.50% Notes due 2026, dated as of January 22, 2021, between the Registrant, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K, filed January 22, 2021)

4.7	Form of Global Note with respect to the 5.50% Note due 2026 (incorporated by reference to Exhibit 4.6 hereto, and Exhibit A therein).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: January 22, 2021	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board

EXHIBIT INDEX

Number	Exhibit

3.1
Amended and Restated Articles of Incorporation of Newtek (Incorporated by reference to Exhibit A to Newtek’s Pre-Effective Amendment No. 3 to its Registration Statement on Form N-2, No. 333-191499, filed November 3, 2014).

3.2	Bylaws of Newtek (Incorporated by reference to Exhibit 2 to Newtek’s Registration Statement on Form N-14, No. 333-195998, filed September 24, 2014).

4.1
Base Indenture, dated as of September 23, 2015, between Newtek, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit D.2 to Newtek’s Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2, No. 333-204915, filed September 23, 2015).

4.2
Third Supplemental Indenture, relating to the 6.25% Notes due 2023 dated as of February 21, 2018, between the Registrant, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit d.8 to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-2 (Registration No. 333-212436), filed February 21, 2018).

4.3
Fourth Supplemental Indenture, relating to the 5.75% Notes due 2024, dated as of July 29, 2019, between the Registrant, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit d.8 to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-2 (Registration No. 333-224976), filed July 29, 2019).

4.4
Fifth Supplemental Indenture, relating to the 6.85% Notes due 2025, dated as of November 27, 2020, between the Registrant, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to the Company’s current report on Form 8-K, filed November 27, 2020).

4.5
Sixth Supplemental Indenture, relating to the 6.85% Notes due 2025, dated as of January 6, 2021, between the Registrant, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.3 to the Company’s current report on Form 8-K, filed January 6, 2021).

4.6
Seventh Supplemental Indenture, relating to the 5.50% Notes due 2026, dated as of January 22, 2021, between the Registrant, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K, filed January 22, 2021)

4.7	Form of Global Note with respect to the 5.50% Note due 2026 (incorporated by reference to Exhibit 4.6 hereto, and Exhibit A therein).